EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$1,769	$—	$—	$1,769
Finance revenues	—	51	(8)	43
Sales and revenues, net	1,769	51	(8)	1,812
Costs of products sold	1,507	—	—	1,507
Restructuring charges	21	—	—	21
Asset impairment charges	31	—	—	31
Selling, general and administrative expenses	176	31	(2)	205
Engineering and product development costs	84	—	—	84
Interest expense	52	13	(1)	64
Other expense (income), net	5	(5)	(5)	(5)
Total costs and expenses	1,876	39	(8)	1,907
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(108)	12	—	(96)
Equity income from financial services operations	10	—	(10)	—
Income (loss) before income taxes	(98)	12	(10)	(96)
Income tax benefit (expense)	20	(2)	—	18
Income (loss) from continuing operations	(78)	10	(10)	(78)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(77)	10	(10)	(77)
Less: Net income attributable to non-controlling interests	4	—	—	4
Net income (loss) attributable to Navistar International Corporation	$(81)	$10	$(10)	$(81)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$1,794	$—	$—	$1,794
Finance revenues	—	57	(13)	44
Sales and revenues, net	1,794	57	(13)	1,838
Costs of products sold	1,529	—	—	1,529
Restructuring charges	1	—	—	1
Selling, general and administrative expenses	156	28	(2)	182
Engineering and product development costs	86	—	—	86
Interest expense	46	19	—	65
Other expense (income), net	29	(7)	(11)	11
Total costs and expenses	1,847	40	(13)	1,874
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(54)	17	—	(37)
Equity income from financial services operations	13	—	(13)	—
Income (loss) before income tax	(41)	17	(13)	(37)
Income tax benefit (expense)	9	(4)	—	5
Net income (loss)	(32)	13	(13)	(32)
Less: Net income attributable to non-controlling interests	4	—	—	4
Net income (loss) attributable to Navistar International Corporation	$(36)	$13	$(13)	$(36)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	As of January 31, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,179	$82	$—	$1,261
Restricted cash and cash equivalents	44	159	—	203
Finance and other receivables, net	268	1,729	(228)	1,769
Inventories, net	846	2	—	848
Goodwill	38	—	—	38
Property and equipment, net	840	376	—	1,216
Operating lease right of use assets	113	2	—	115
Investments in and advances to financial services operations	685	—	(685)	—
Investments in non-consolidated affiliates	30	—	—	30
Deferred taxes, net	151	6	—	157
Other assets	460	21	—	481
Total assets	$4,654	$2,377	$(913)	$6,118
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,454	$55	$(228)	$1,281
Debt	3,488	1,581	—	5,069
Postretirement benefits liabilities	1,464	—	—	1,464
Other liabilities	2,073	56	—	2,129
Total liabilities	8,479	1,692	(228)	9,943
Stockholders' equity attributable to non-controlling interest	8	—	—	8
Stockholders' equity (deficit) attributable to controlling interest	(3,833)	685	(685)	(3,833)
Total liabilities and stockholders' equity (deficit)	$4,654	$2,377	$(913)	$6,118

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	As of October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,749	$94	$—	$1,843
Restricted cash and cash equivalents	44	86	—	130
Finance and other receivables, net	279	1,992	(369)	1,902
Inventories, net	761	2	—	763
Goodwill	38	—	—	38
Property and equipment, net	940	358	—	1,298
Operating lease right of use assets	117	2	—	119
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	113	4	—	117
Other assets	374	22	—	396
Total assets	$5,114	$2,560	$(1,037)	$6,637
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,637	$10	$(369)	$1,278
Debt	3,496	1,834	—	5,330
Postretirement benefits liabilities	1,705	—	—	1,705
Other liabilities	2,098	48	—	2,146
Total liabilities	8,936	1,892	(369)	10,459
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(3,826)	668	(668)	(3,826)
Total liabilities and stockholders' equity (deficit)	$5,114	$2,560	$(1,037)	$6,637

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(77)	$10	$(10)	$(77)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	34	—	—	34
Depreciation of equipment leased to others	(1)	18	—	17
Amortization of debt issuance costs and discount	2	1	—	3
Deferred income taxes	(34)	—	—	(34)
Asset impairment charges	31	—	—	31
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(10)	—	10	—
Change in intercompany receivables and payables	(54)	54	—	—
Other, net	(300)	195	—	(105)
Net cash provided by (used in) operating activities	(408)	278	—	(130)
Cash flows from investing activities
Capital expenditures	(71)	(2)	—	(73)
Purchase of equipment leased to others	2	(27)	—	(25)
Other investing activities	(9)	6	—	(3)
Net cash used in investing activities	(78)	(23)	—	(101)
Net cash used in financing activities	(87)	(192)	—	(279)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(2)	—	1
Increase (decrease) in cash, cash equivalents and restricted cash	(570)	61	—	(509)
Cash, cash equivalents and restricted cash at beginning of the period	1,793	180	—	1,973
Cash, cash equivalents and restricted cash at end of the period	$1,223	$241	$—	$1,464

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(32)	$13	$(13)	$(32)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	35	—	—	35
Depreciation of equipment leased to others	(2)	17	—	15
Amortization of debt issuance costs and discount	1	2	—	3
Deferred income taxes	(10)	—	—	(10)
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(13)	—	13	—
Dividends from financial services operations	30	—	(30)	—
Change in other intercompany receivables and payables	(34)	34	—	—
Other, net	(287)	374	—	87
Net cash provided by (used in) operating activities	(311)	440	(30)	99
Cash flows from investing activities
Capital expenditures	(59)	—	—	(59)
Purchase of equipment leased to others	—	(7)	—	(7)
Other investing activities	10	2	—	12
Net cash used in investing activities	(49)	(5)	—	(54)
Net cash provided by (used in) financing activities	12	(503)	30	(461)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(1)	—	(4)
Decrease in cash, cash equivalents and restricted cash	(351)	(69)	—	(420)
Cash, cash equivalents and restricted cash at beginning of the period	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the period	$1,027	$110	$—	$1,137